Exhibit 10.2

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into effective as of December 29, 2017, by and between NORTECH SYSTEMS INCORPORATED, a Minnesota corporation (“Borrower”), and BANK OF AMERICA, N.A., a national banking association (the “Lender”).

RECITALS:

A.                                    Borrower and Lender are parties to a certain Loan and Security Agreement dated as of June 15, 2017 (the “Loan Agreement”).  Capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Loan Agreement.

B.                                    The Borrower has requested that the Lender amend and modify certain terms and provisions of the Loan Agreement, and the Lender agrees to so amend and modify the Loan Agreement, in each case upon the terms and subject to the conditions set forth in this Amendment.

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises herein set forth and for other good and valuable consideration, the nature, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Recitals.  The Borrower and the Lender agree that the Recitals set forth above are true and correct.

2.                                      Amendments.

a.                                      Fixed Charge Coverage Ratio. Section 9.3.1 of the Loan Agreement is hereby amended by replacing “March 31, 2017” with “December 31, 2018”.

b.                                      Minimum EBITDA and Availability. Section 9.3 of the Loan Agreement is hereby amended by adding new subsections 9.3.2 and 9.3.3 to read as follows:

9.3.2                     Minimum EBITDA. Not permit cumulative EBITDA measured as of the last day of the each measurement period set forth in the chart on Schedule 9.3.2 of the Credit Agreement to be less than the amount set opposite such period, as set forth on Schedule 9.3.2 of the Credit Agreement.

9.3.3                     Minimum Availability. Not permit Availability to be less than $1,250,000 at any time, provided, however, this covenant shall expire following Lender’s approval of a Compliance Certificate demonstrating the Borrower’s compliance with Section 9.3.1.

c.                                       Financial Reporting. Exhibit E to the Loan Agreement is amended by amending and restating subsection (b) as follows:

(b) (i) as soon as available, and in any event within 45 days after the end of each Fiscal Quarter, unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Borrower and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding

Fiscal Year and certified by the chief financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes; and

(ii) as soon as available, and in any event within 30 days after the end of each calendar month, unaudited balance sheets as of the end of such calendar month and the related statements of income and cash flow for such calendar month and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Borrower and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;

d.                                      Schedule 9.3.2.  A new Schedule 9.3.2 is hereby added to the Credit Agreement in the form of Schedule 9.3.2 attached hereto.

3.                                      Conditions Precedent.  This Amendment shall become effective upon delivery to the Lender of the following, each in form and substance acceptable to the Lender:

a.                                      This Amendment, duly executed by the Borrower and the Lender.

b.                                      A certificate of the Secretary or Assistant Secretary of  Borrower that (i) attests to and attaches a copy of the resolutions authorizing the execution, delivery and performance of this Amendment, (ii) contains an incumbency certificate showing the names and titles, and bearing the signatures of the officers that are authorized to execute this Amendment, and (iii) certifies that there has been no amendment to Borrower’s Articles Incorporation or By-Laws since true and accurate copies of the same were last delivered and certified to the Lender, and certifies that the foregoing remain in full force and effect as of the date of this Amendment.

c.                                       Such other documents, instruments and agreements as the Lender may reasonably require.

4.                                      Representations; No Default.   Borrower represents and warrants that: (a)  Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized the execution and delivery of this Amendment and other agreements and documents executed and delivered by Borrower in connection herewith, (b) neither this Amendment nor the agreements contained herein contravene or constitute a Default or Event of Default under the Loan Agreement or a default under any other agreement, instrument or indenture to which Borrower is a party or a signatory, or any provision of  Borrower’s Articles of Incorporation or By-Laws or, to the best of Borrower’s knowledge, any other agreement or requirement of law, or result in the imposition of any lien or other encumbrance on any of its property under any agreement binding on or applicable to  Borrower or any of its property except, if any, in favor of the Lender, (c) no consent, approval or authorization of or registration or declaration with any party, including but not limited to any governmental authority, is required in connection with the execution and delivery by Borrower of this Amendment or other agreements and documents executed and delivered by  Borrower in connection herewith or the performance of obligations of Borrower herein described, except for those which Borrower has obtained or provided and as to which Borrower has delivered certified copies of documents evidencing each such action to the Lender, (d) no events have taken place and no circumstances exist at the date hereof which would give Borrower grounds to assert a defense, offset or counterclaim to the obligations of Borrower under the Loan Agreement or any of the other Loan Documents, (e) there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which Borrower may have or claim to have against the Lender, which might arise out of or be connected with any act of commission or omission of the Lender existing or occurring on or prior to the date of this Amendment, including, without limitation, any claims, liabilities or obligations arising with respect to the indebtedness evidenced by any promissory note executed by  Borrower in favor of the Lender, (f) the representations and warranties of Borrower contained in the Loan Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and (g) no Default or Event of Default has occurred and is continuing under the Loan Agreement.

5.                                      Affirmation, Further References. The Lender and the Borrower each acknowledge and affirm that the Loan Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Loan Agreement (except as amended by this Amendment) and of each of the other Loan Documents shall remain unmodified and in full force and effect.  All references in any document or instrument to the Loan Agreement are hereby amended and shall refer to the Loan Agreement as amended by this Amendment.

6.                                      Severability. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

7.                                      Successors.  This Amendment shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and to the respective successors and assigns of the Lender.

8.                                      Costs and Expenses.  The Borrower agrees to reimburse the Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses of counsel for the Lender) incurred in connection with the Loan Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment, and in enforcing the obligations of the Borrower under this Amendment, and to pay and save the Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment.

9.                                      Headings.  The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

10.                               Counterparts; Digital Copies.  This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to this Amendment may execute any such agreement by executing a counterpart of such agreement. A facsimile or digital copy (pdf) of this signed Amendment shall be deemed to be an original thereof.

11.                               Governing Law.  This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.

12.                               Release of Rights and Claims.  Borrower, for itself and its successors and assigns, hereby releases, acquits, and forever discharges the Lender and its successors and assigns for any and all manner of actions, suits, claims, charges, judgments, levies and executions occurring or arising from the transactions entered into with the Lender prior to entering into this Amendment whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect which Borrower may have against the Lender.

13.                               No Waiver.  Except as expressly provided in Section 2 above, nothing contained in this Amendment (or in any other agreement or understanding between the parties) shall constitute a waiver of, or shall otherwise diminish or impair, the Lender’s rights or remedies under the Loan Agreement or any of the other Loan Documents, or under applicable law.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date first above written.

BORROWER:	NORTECH SYSTEMS INCORPORATED

	By:	/s/ Paula Graff
	Name:	Paula Graff
	Title:	CFO

BANK:	BANK OF AMERICA, N.A.

	By:	/s/ Brian Carole
	Name:	Brian Carole
	Title:	Senior VP

[Signature Page to First Amendment to Loan Agreement]